UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2010

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-161187	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Former name: REG Newco, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure under Item 3.02 of this report relating to the Agreement for Purchase and Sale of Assets and Common Stock, dated August 24, 2010 (the “Agreement”), by and among, Renewable Energy Group, Inc. (the “Company”), ARES Corporation (“ARES”), Clovis Biodiesel, LLC (“Clovis Biodiesel”), a wholly owned subsidiary of ARES, and REG Clovis, LLC (“REG Clovis”), a wholly owned subsidiary of the Company, is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On August 24, 2010, the Company entered into the Agreement, under which the Company will issue 2,150,000 newly issued shares of its common stock in exchange for (1) the transfer of substantially all assets of Clovis Biodiesel, consisting of a partially completed biodiesel facility, to REG Clovis, and (2) an $8,000,000 investment by ARES in the Company. The transaction is expected to close as soon as all closing conditions have been satisfied, but no later than October 31, 2010, and is subject to the satisfaction of customary closing conditions, including a funding source commitment and a real property title transfer from the City of Clovis, New Mexico. The parties to the Agreement have also made customary representations, warranties and covenants therein.

The shares will be issued without registration under the Securities Act of 1933 pursuant to the exemption contained in Section 4(2) as a transaction by an issuer not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2010

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer